RSM McGladrey Network

HJ ASSOCIATES & CONSULTANTS, L.L.P.

50 West Broadway, Suite 600 • Salt Lake City, Utah 84101
Telephone (801) 328-4408 • Fax (801) 328-4461

CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

February 2, 2011

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Platinum Studios, Inc. pertaining to our firm included under Item 4.01 of Form 8-K/A dated February 2, 2011, and agree with such statements as they pertain to our firm.

Sincerely,

HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP